EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2009 relating to the consolidated financial statements of The Singing Machine Company, Inc. (the Company), appearing in the Company’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2009 and to all references to our firm included in this Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida
August 25, 2009